As filed with the Securities and Exchange Commission on October 23, 2020

Registration No. 333-225550

Registration No. 333-219594

Registration No. 333-198766

Registration No. 333-184377

Registration No. 333-128310

Registration No. 333-114810

Registration No. 333-90338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-225550

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-219594

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-198766

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-184377

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-128310

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-114810

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-90338

UNDER THE SECURITIES ACT OF 1933

IMMUNOMEDICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	61-1009366
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

300 The American Road

Morris Plains, New Jersey 07950

(973) 605-8200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive  Offices)

Brett A. Pletcher, Esq.
Secretary

Immunomedics, Inc.

c/o Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

650-574-3000

(Name, address and telephone number of agent for service)

Copies to:

Marc O. Williams	Adam J. Shapiro
Cheryl Chan	Victor Goldfeld
Davis Polk & Wardwell LLP	Wachtell, Lipton, Rosen & Katz
450 Lexington Avenue	51 West 52nd Street
New York, NY 10017	New York, New York 10019
(212) 450-6145	(212) 403-1000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Immunomedics, Inc. (the “Company”) on Form S-3 (collectively, the “Registration Statements”):

•                  Registration Statement on Form S-3ASR (File No. 333-225550) filed with the Securities and Exchange Commission on June 11, 2018, registering an indeterminate aggregate offering price and number or amount of shares of common stock of the Company, par value $0.01 per share (“Common Stock”) and preferred stock of the Company, par value $0.01 per share (“Preferred Stock”), and debt securities, warrants and units of the Company;

•                  Registration Statement on Form S-3 (File No. 333-219594) filed with the Securities and Exchange Commission on July 31, 2017, as amended by Amendment No. 1 on August 11, 2017 and Amendment No. 2 on September 18, 2017, registering up to $299,814,937 in aggregate offering price of shares of Common Stock;

•                  Registration Statement on Form S-3 (File No. 333-198766) filed with the Securities and Exchange Commission on September 16, 2014, registering up to $130,000,000 in aggregate offering price of shares of Common Stock and Preferred Stock, and debt securities, warrants and units of the Company;

•                  Registration Statement on Form S-3 (File No. 333-184377) filed with the Securities and Exchange Commission on October 11, 2012, as amended by Amendment No. 1 on October 24, 2012, registering up to $70,600,000 in aggregate offering price of shares of Common Stock;

•                  Registration Statement on Form S-3 (File No. 333-128310) filed with the Securities and Exchange Commission on September 14, 2005, as amended by Amendment No. 1 on October 12, 2005, registering up to $51,780,253 in aggregate offering price of shares of Common Stock, and 5% senior convertible notes and warrants of the Company;

•                  Registration Statement on Form S-3 (File No. 333-114810) filed with the Securities and Exchange Commission on April 23, 2004, registering up to $70,000,000 in aggregate offering price of shares of Common Stock and Preferred Stock, and 3.25% convertible senior notes, depositary shares and warrants of the Company; and

•                  Registration Statement on Form S-3 (File No. 333-90338) filed with the Securities and Exchange Commission on June 12, 2002, registering up to $2,007,855 in aggregate offering price of shares of Common Stock.

On October 23, 2020, pursuant to that certain Agreement and Plan of Merger, dated as of September 13, 2020, by and among the Company, Gilead Sciences, Inc., a Delaware corporation (“Parent”), and Maui Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, by filing these post-effective amendments, the Company has terminated any and all offerings of its securities pursuant to the Registration Statement.  Accordingly, the Company hereby terminates the effectiveness of each of the Registration Statements and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on October 23, 2020.

IMMUNOMEDICS, INC.

By:	/s/ Andrew Dickinson
Name: Andrew Dickinson
Title: President and Treasurer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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